UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 21, 2007

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Formerly, HYPERSPACE COMMUNICATIONS, INC.)

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 21, 2007, MPC Corporation ("the "Company") filed Amendment No. 2 to the Annual Report on Form 10-KSB/A, as amended by Amendment No. 1 thereto, for the fiscal year ended December 31, 2006 ("Amendment No. 1") to update the Company's consolidated financial statements and related disclosures to include the disclosure of the following subsequent events: 1) the Company's October 1, 2007 acquisition of the Gateway Professional Business and related financing activities, 2) the October 25, 2007 notification by the American Stock Exchange ("AMEX") of their resolution of the Company's continued listing deficiencies, and 3) the December 5, 2007 signing of a services agreement with Flextronics Computing Sales and Marketing Ltd. Due to the occurrence of these subsequent events, the Company's management has now concluded that while MPC Corporation faces significant constraints with regard to liquidity and working capital, there is no longer substantial doubt about the Company existence as a going concern. Therefore, references to going concern issues disclosed in Amendment No. 1 have been removed in Amendment No. 2. In addition, due to these subsequent events, managements' reassessment of going concern, and the new disclosures included in the Company's financial statements, the Company's independent registered public accounting firm of Ehrhardt Keefe Steiner & Hottman PC has reissued its audit report, dated December 20, 2007, on the Company's financial statements for the fiscal years ended 2006 and 2005 expressing an unqualified opinion thereon. Such report is included therein.

On December 21, 2007, MPC Corporation issued a press release (the “Press Release”) announcing the filing of Amendment No. 2 to the Annual report on Form 10-KSB/A. The Press Release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release dated December 21, 2007 announcing the filing of Amendment No. 2 to the Annual report on Form 10-KSB/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: December 21, 2007	By: /s/ Curtis M. Akey Curtis M. Akey Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1 *	Press release dated December 21, 2007 announcing the filing of Amendment No. 2 to the Annual report on Form 10-KSB/A.

* Filed herewith.